UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________

FORM 8-K
__________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 8, 2013

METROPCS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2250 Lakeside Boulevard Richardson, Texas	75082
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 214-570-5800

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 8, 2013 MetroPCS Communications, Inc. (the "Company") announced that MetroPCS Wireless, Inc. ("Wireless"), its indirect wholly-owned subsidiary, had agreed to sell $1,750,000,000 aggregate principal amount of its 6.250% Senior Notes due 2021 and $1,750,000,000 aggregate principal amount of its 6.625% Senior Notes due 2023 (collectively, the "Notes") in an unregistered private offering to certain initial purchasers (the "Offering"). The Offering is scheduled to close on March 19, 2013, subject to satisfaction of customary closing conditions. Wireless will deposit the net proceeds of the sale of the Notes into a segregated account and keep such net proceeds on hand at all times in cash or cash equivalents. If Wireless' merger with T-Mobile USA, Inc. ("T-Mobile") is consummated (the "T-Mobile Transaction"), Wireless intends to use the net proceeds from the sale of the Notes to repay the outstanding amounts owed under its existing senior secured credit facility, to pay liabilities under related interest rate protection agreements and to pay related fees and expenses, and to use the remainder for general corporate purposes. The Notes will be subject to a special mandatory redemption in the event Wireless' merger with T-Mobile is not consummated on or before January 17, 2014, or in the event the Business Combination Agreement in connection with the T-Mobile Transaction (the "Business Combination Agreement") is terminated prior to such time.

The Notes were offered only to qualified institutional buyers in reliance on Rule 144A and in offshore transactions pursuant to Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States except under an effective registration statement or an applicable exemption from registration requirements or in a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

A copy of the press release announcing the Offering is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press Release, dated March 8, 2013, entitled “MetroPCS Communications, Inc. Agrees to Sell $1,750,000,000 6.250% Senior Notes Due 2021 and $1,750,000,000 6.625% Senior Notes Due 2023”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.

Date: March 14, 2013	By:	/s/ J. Braxton Carter
J. Braxton Carter Chief Financial Officer & Vice Chairman